EXHIBIT 10.45
NAVISTAR INTERNATIONAL CORPORATION

INCENTIVE STOCK OPTION AWARD AGREEMENT
NAVISTAR INTERNATIONAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN

OPTIONEE:

ADDRESS:

SOCIAL SECURITY NUMBER:
NUMBER OF SHARES:
EXERCISE PRICE PER SHARE:
DATE OF GRANT:

NUMBER OF SHARES:       EXERCISABLE ON OR AFTER [one year]
NUMBER OF SHARES:       EXERCISABLE ON OR AFTER [after two years]
NUMBER OF SHARES:       EXERCISABLE ON OR AFTER [three years]

EXPIRATION DATE: [ten years]

This is an award agreement (the "Award Agreement") between Navistar International Corporation, a Delaware corporation (the "Corporation"), and the individual named above (the "Employee" or "Optionee"). The Corporation hereby grants to the Employee the right and option (this "Option") to purchase all or any part of an aggregate of the above-stated number of shares of Common Stock of the Corporation on the terms and conditions contained in the Corporation’s 2004 Performance Incentive Plan approved by the shareholders February 17, 2004, as amended from time to time, (the "Plan") and, further subject to the Incentive Stock Option Agreement Supplement which is attached hereto (the "Supplement").

Subject to the terms and conditions of this Award Agreement, this Option is exercisable on or after the date set forth above; provided, however, that this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date except as otherwise provided in the Supplement.

The Corporation and the Employee hereby agree to the terms and conditions of this Award Agreement and have executed it as of the Date of Grant set forth above.

NAVISTAR INTERNATIONAL CORPORATION

By: ____________________________
Daniel C. Ustian
Chairman, President and Chief
Executive Officer

Attest:

____________________________
Assistant Secretary

___________________________________
Employee

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